EXHIBIT 99.1

PRESS RELEASE

CIRCOR Reports Fourth-Quarter and Year-End 2012 Financial Results

Adjusted EPS of $0.69 Exceeds Guidance Range
Full-Year Adjusted EPS Growth of 22% Driven by Margin Expansion
Repositioning Actions on Track

Burlington, MA - February 28, 2013 - CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for the energy, industrial and aerospace markets, today announced financial results for the fourth quarter and fiscal year ended December 31, 2012.

“Our earnings this past quarter and year reflect our commitment to drive improved operating results and margin expansion,” said Wayne Robbins, CIRCOR's Executive Vice President and Chief Operating Officer, Acting President and Chief Executive Officer. “Our fourth quarter adjusted EPS increased 17% and exceeded expectations driven by solid execution, particularly in Energy and Flow Technologies. We also generated strong free cash flow in the quarter bringing the full year to $42 million.”

“We are on schedule with the repositioning actions in California, Brazil and India that we announced last quarter, which include consolidating facilities, shifting expenses to lower cost regions and exiting certain non-strategic product lines,” said Robbins. “These initiatives are positioning all three of our segments to generate greater profitability and better focus on key strategic markets. We continue to improve efficiency through our focus on Lean principles and operational excellence and remain on target to begin realizing annualized savings of approximately $7 million from our repositioning actions in the second half of 2013.”

“Looking forward, we anticipate improved top- and bottom-line performance over 2012,” said Robbins. “We are aggressively executing our strategy with a continued focus on margin expansion, including evaluating further repositioning opportunities. We believe that the markets we serve are attractive and provide opportunities for profitable growth, both organically and through acquisitions.”

“We are pleased with the Company's performance under Wayne's leadership as interim CEO,” said CIRCOR Chairman David F. Dietz.  “The Board's previously announced search for a permanent CEO is on track and progress has been made to identify the right leader for the organization.  We have a number of strong candidates under consideration and expect to announce our decision in the second quarter.”

Consolidated Results
Revenues for the fourth quarter of 2012 were $201.6 million, a 7% decrease from $217.1 million in the fourth quarter of 2011. Net income for the fourth quarter of 2012 was $9.2 million, or $0.53 per diluted share, which includes special charges of $3.9 million compared with net income of $10.3 million, or $0.59 per diluted share, for the fourth quarter of 2011. Excluding the special charges from both periods, adjusted earnings per diluted share was $0.69 in the fourth quarter of 2012, a 17% increase compared to the prior year's fourth quarter results of $0.59.

Excluding the special charges in both periods, adjusted operating income was $15.6 million for the fourth quarter of 2012 compared with $15.0 million in the fourth quarter of 2011, an increase of 4%.

The Company received orders totaling $202.3 million during the fourth quarter of 2012, an increase of 9% compared with the fourth quarter of 2011. Backlog as of December 31, 2012 was $447.0 million, up 13% from backlog of $397.4 million at December 31, 2011.

Energy
Energy segment revenues decreased 12% to $96.6 million for the fourth quarter of 2012 from $110.2 million for the fourth quarter of 2011 as a result of lower volume in the short-cycle business and timing of large international energy and pipeline project shipments.

Incoming orders for the fourth quarter of 2012 were $95.6 million, an increase of 11% year-over-year as a result of higher orders across the short-cycle, large international energy projects and pipeline businesses. Ending backlog totaled $211.3 million, an increase of 25% year-over-year, primarily as a result of higher large international energy project orders.

For the fourth quarter of 2012, Energy segment adjusted operating margin increased to 12.5% from 8.4% in the fourth quarter of 2011, primarily driven by large international energy projects and improved pricing and improved operating performance in Brazil. Segment adjusted operating margin for the quarter excludes special and repositioning inventory impairment charges of $0.7 million related to the repositioning of the Company's Brazil operations as announced last quarter.

Flow Technologies
Flow Technologies segment revenues decreased 2% to $69.7 million for the fourth quarter of 2012 from $70.9 million in the fourth quarter of 2011.

Incoming orders for the Flow Technologies segment were $75.2 million for the fourth quarter of 2012, an increase of 17% year-over-year, primarily due to strength across most end markets. Ending backlog totaled $76.2 million, an increase of 9% year-over-year.

Flow Technologies adjusted operating margin for the fourth quarter of 2012 increased to 13.1% from 12.9% in the fourth quarter of 2011, primarily due to volume, pricing and productivity, offset by growth investments in the Company's power markets.

Aerospace
Aerospace segment revenues decreased 2% to $35.3 million for the fourth quarter of 2012 from $36.0 million in the fourth quarter of 2011 with unfavorable foreign currency translation of 1% contributing to the decrease.

Incoming orders for the fourth quarter of 2012 were $31.5 million, a decrease of 12% year-over-year primarily due to lower orders for commercial and military landing gear as well as fluid control products. Ending backlog totaled $159.5 million, an increase of 1% year-over-year.

Aerospace segment adjusted operating margin for the fourth quarter of 2012 decreased to 3.5% from 8.6% in the fourth quarter of 2011, primarily due to production start-up and R&D investments to support new large programs with new customers. These important programs with global aerospace leaders all have very long time horizons and the Company expects its success should lead to further business opportunities with these customers. Segment adjusted operating margin excludes special and repositioning inventory charges of $0.3 million related to the repositioning of certain operations and manufacturing activities within California as announced last quarter.

Financial Outlook

For the first quarter of 2013 the Company expects revenues to be in the range of $199 to $206 million. Compared with the prior year, revenues are expected to be lower primarily due to softer short-cycle energy volume in line with anticipated reduced rig counts.

During the first quarter, the Company expects to incur pre-tax repositioning related charges of between $3.0 and $3.7 million. Excluding those charges, adjusted earnings are expected to be in the range of $0.43 to $0.53 per diluted share. The Company expects lower year-over-year profitability in the first quarter due primarily to lower Energy volume and Aerospace margins.

Tax rate on adjusted earnings is expected to be approximately 36%, which is negatively impacted by repositioning charges in Brazil. Excluding repositioning, the rate is anticipated to be approximately 31%. This guidance assumes that exchange rates remain at present levels.

Conference Call Information
CIRCOR International will hold a conference call to review its financial results today, February 28, 2013, at 10:00 a.m. ET. Those who wish to listen to the conference call and view the accompanying presentation slides should visit “Webcasts & Presentations” in the “Investors” portion of the CIRCOR website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived for one year on the Company's website.

Use of Non-GAAP Financial Measures
Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company's performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR's future performance, including first-quarter revenue and earnings guidance and estimated total annualized pre-tax savings from repositioning actions. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.
CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products for the energy, industrial and aerospace markets. With more than 7,500 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR's culture, built on the CIRCOR Business System, is defined by the Company's commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company's strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company's investor relations web site at http://investors.circor.com.

Contact:
Frederic M. Burditt
Chief Financial Officer
CIRCOR International
(781) 270-1200

CIRCOR INTERNATIONAL, INC. CONSOLIDATED STATEMENT OF OPERATIONS (in thousands, except per share data) UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net revenues	$201,606	$217,110	$845,552	$822,349
Cost of revenues	141,186	157,736	604,009	596,954
GROSS PROFIT	60,420	59,374	241,543	225,395
Selling, general and administrative expenses	44,820	44,338	179,382	168,421
Leslie asbestos and bankruptcy charges, net	—	—	—	676
Impairment charges	—	—	10,348	—
Special charges	3,905	—	5,282	—
OPERATING INCOME	11,695	15,036	46,531	56,298
Other (income) expense:
Interest income	(8)	(99)	(269)	(265)
Interest expense	1,046	1,138	4,528	4,195
Other, net	(373)	342	513	2,172
TOTAL OTHER EXPENSE	665	1,381	4,772	6,102
INCOME BEFORE INCOME TAXES	11,030	13,655	41,759	50,196
Provision for income taxes	1,821	3,370	10,960	13,562
NET INCOME	$9,209	$10,285	$30,799	$36,634
Earnings per common share:
Basic	$0.53	$0.60	$1.77	$2.12
Diluted	$0.53	$0.59	$1.76	$2.10
Weighted average number of common shares outstanding:
Basic	17,450	17,280	17,405	17,240
Diluted	17,499	17,435	17,452	17,417

CIRCOR INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (UNAUDITED)

	Twelve Months Ended
	December 31, 2012	December 31, 2011
OPERATING ACTIVITIES
Net income	$30,799	$36,634
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	15,732	15,085
Amortization	3,596	4,351
Impairment charges	10,348	—
Payment for Leslie bankruptcy settlement	(1,000)	(76,625)
Compensation expense of share-based plans	4,374	3,807
Tax effect of share-based compensation	642	(673)
Deferred Income Taxes	(832)	307
Loss (gain) on property, plant and equipment	1,135	(69)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	7,063	(17,862)
Inventories	6,592	(38,588)
Prepaid expenses and other assets	(2,422)	(22,918)
Accounts payable, accrued expenses and other liabilities	(15,504)	47,718
Net cash provided by (used in) operating activities	60,523	(48,833)
INVESTING ACTIVITIES
Additions to property, plant and equipment	(18,170)	(17,901)
Proceeds from the sale of property, plant and equipment	541	117
Business acquisitions, net of cash acquired	—	(20,221)
Net cash used in investing activities	(17,629)	(38,005)
FINANCING ACTIVITIES
Proceeds from long-term debt	186,409	279,346
Payments of long-term debt	(220,918)	(178,905)
Debt issuance costs	—	(2,001)
Dividends paid	(2,663)	(2,650)
Proceeds from the exercise of stock options	406	589
Tax effect of share-based compensation	(642)	673
Net cash (used in) provided by financing activities	(37,408)	97,052
Effect of exchange rate changes on cash and cash equivalents	1,397	(1,111)
INCREASE IN CASH AND CASH EQUIVALENTS	6,883	9,103
Cash and cash equivalents at beginning of period	54,855	45,752
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$61,738	$54,855

CIRCOR INTERNATIONAL, INC. CONSOLIDATED BALANCE SHEETS (in thousands, except share data) UNAUDITED

	December 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$61,738	$54,855
Short-term investments	101	99
Trade accounts receivable, less allowance for doubtful accounts of $1,706 and $1,127, respectively	150,825	156,075
Inventories, net	198,005	203,777
Prepaid expenses and other current assets	16,510	12,376
Deferred income tax asset	15,505	16,320
Assets held for sale	542	542
Total Current Assets	443,226	444,044
PROPERTY, PLANT AND EQUIPMENT, NET	105,903	104,434
OTHER ASSETS:
Goodwill	77,428	77,829
Intangibles, net	45,157	58,442
Deferred income tax asset	30,064	27,949
Other assets	8,203	9,825
TOTAL ASSETS	$709,981	$722,523
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$80,361	$92,493
Accrued expenses and other current liabilities	67,235	63,386
Accrued compensation and benefits	26,540	24,328
Asbestos liability	—	1,000
Income taxes payable	393	5,553
Notes payable and current portion of long-term debt	7,755	8,796
Total Current Liabilities	182,284	195,556
LONG-TERM DEBT, NET OF CURRENT PORTION	62,729	96,327
DEFERRED INCOME TAXES	10,744	11,284
OTHER NON-CURRENT LIABILITIES	35,977	35,271
CONTINGENCIES AND COMMITMENTS
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 29,000,000 shares authorized; 17,445,687 and 17,268,212 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	174	173
Additional paid-in capital	262,744	258,209
Retained earnings	158,509	130,373
Accumulated other comprehensive loss, net of taxes	(3,180)	(4,670)
Total Shareholders’ Equity	418,247	384,085
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$709,981	$722,523

CIRCOR INTERNATIONAL, INC. SUMMARY OF ORDERS AND BACKLOG (in millions) UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
ORDERS (1)
Energy	$95.6	$86.2	$477.6	$396.8
Aerospace	31.5	35.9	143.1	165.0
Flow Technologies	75.2	64.1	283.0	286.7
Total orders	$202.3	$186.2	$903.7	$848.5

BACKLOG (2)	December 31, 2012	December 31, 2011
Energy	$211.3	$169.3
Aerospace	159.5	158.3
Flow Technologies	76.2	69.8
Total backlog	$447.0	$397.4

Note 1: Orders do not include the foreign exchange impact due to the re-measurement of customer order backlog amounts denominated in foreign currencies.

Note 2: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC. SUMMARY REPORT BY SEGMENT (in thousands, except earnings per share) UNAUDITED

	2011					2012
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL
NET REVENUES
Energy	$99,170	$81,994	$103,300	$110,228	$394,692	$109,264	$113,527	$109,968	$96,582	$429,341
Aerospace	32,110	36,029	32,681	36,017	136,837	38,085	35,896	31,795	35,316	141,092
Flow Technologies	72,090	73,885	73,980	70,865	290,820	66,931	70,439	68,041	69,707	275,118
Total	203,370	191,908	209,961	217,110	822,349	214,280	219,862	209,804	201,606	845,552
* ADJUSTED OPERATING MARGIN
Energy	6.4%	5.3%	7.2%	8.4%	7.0%	8.2%	11.1%	14.0%	12.5%	11.4%
Aerospace	11.6%	11.2%	5.6%	8.6%	9.3%	10.8%	8.8%	4.2%	3.5%	7.0%
Flow Technologies	13.7%	12.4%	13.6%	12.9%	13.1%	11.3%	12.8%	13.1%	13.1%	12.6%
Segment operating margin	9.8%	9.1%	9.2%	9.9%	9.5%	9.6%	11.3%	12.2%	11.1%	11.1%
Corporate expenses	(3.0)%	(2.7)%	(1.7)%	(3.0)%	(2.6)%	(3.2)%	(2.9)%	(3.4)%	(3.4)%	(3.2)%
* Adjusted operating margin	6.8%	6.5%	7.5%	6.9%	6.9%	6.4%	8.4%	8.8%	7.8%	7.8%
Leslie asbestos and bankruptcy charges (recoveries)	0.5%	(0.1)%	(0.1)%	0.0%	0.1%	0.0%	0.0%	0.0%	0.0%	0.0%
Repositioning inventory charges	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	2.0%	0.0%	0.5%
Impairment charges	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	4.9%	0.0%	1.2%
Special charges	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.7%	1.9%	0.6%
Total operating margin	6.3%	6.5%	7.6%	6.9%	6.8%	6.4%	8.4%	1.3%	5.8%	5.5%

CIRCOR INTERNATIONAL, INC. SUMMARY REPORT BY SEGMENT (in thousands, except earnings per share) UNAUDITED

* ADJUSTED OPERATING INCOME
Energy	6,393	4,373	7,441	9,225	27,432	8,928	12,580	15,432	12,100	49,040
Aerospace	3,727	4,021	1,846	3,081	12,675	4,124	3,153	1,324	1,234	9,835
Flow Technologies	9,854	9,133	10,037	9,171	38,195	7,587	9,043	8,919	9,105	34,654
Segment operating income	19,974	17,527	19,324	21,477	78,302	20,639	24,776	25,675	22,439	93,529
Corporate expenses	(6,201)	(5,100)	(3,585)	(6,441)	(21,327)	(6,939)	(6,297)	(7,170)	(6,802)	(27,207)
* Adjusted operating income	13,773	12,427	15,739	15,036	56,975	13,700	18,479	18,505	15,637	66,322
Leslie asbestos and bankruptcy charges (recoveries)	1,001	(124)	(201)	—	676	—	—	—	—	—
Repositioning inventory charges	—	—	—	—	—	—	—	4,124	37	4,161
Impairment charges	—	—	—	—	—	—	—	10,348	—	10,348
Special charges	—	—	—	—	—	—	—	1,377	3,905	5,282
Total operating income	12,772	12,551	15,940	15,036	56,299	13,700	18,479	2,656	11,695	46,531
INTEREST EXPENSE, NET	(773)	(1,232)	(887)	(1,039)	(3,930)	(1,081)	(1,017)	(1,122)	(1,038)	(4,258)
OTHER EXPENSE, NET	(915)	(560)	(354)	(342)	(2,171)	(138)	(184)	(564)	373	(514)
PRETAX INCOME	11,084	10,759	14,699	13,655	50,197	12,481	17,278	970	11,030	41,759
(PROVISION) BENEFIT FOR INCOME TAXES	(3,178)	(3,261)	(3,752)	(3,370)	(13,562)	(3,896)	(6,142)	899	(1,822)	(10,960)
EFFECTIVE TAX RATE	28.7%	30.3%	25.5%	24.7%	27.0%	31.2%	35.5%	(92.8)%	16.5%	26.2%
NET INCOME	$7,906	$7,497	$10,947	$10,285	$36,635	$8,585	$11,136	$1,869	$9,208	$30,799
Weighted Average Common Shares Outstanding (Diluted)	17,378	17,434	17,423	17,435	17,417	17,390	17,451	17,467	17,499	17,452
EARNINGS PER COMMON SHARE (Diluted)	$0.45	$0.43	$0.63	$0.59	$2.10	$0.49	$0.64	$0.11	$0.53	$1.76
ADJUSTED EBITDA	$17,851	$16,564	$20,252	$19,572	$74,239	$18,534	$23,043	$22,809	$16,808	$81,194
ADJUSTED EBITDA AS A % OF SALES	8.8%	8.6%	9.6%	9.0%	9.0%	8.6%	10.5%	10.9%	8.3%	9.6%
CAPITAL EXPENDITURES	$2,693	$4,770	$3,792	$6,647	$17,902	$4,122	$6,661	$3,314	$4,073	$18,170

* Adjusted Operating Income & Margin exclude Leslie asbestos and bankruptcy, inventory repositioning, impairment and special charges.

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS (in thousands, except earnings per share) UNAUDITED

	2011					2012
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES]	$525	$(77,244)	$(5,214)	$15,199	$(66,734)	$(7,089)	$5,077	$18,746	$25,619	$42,353
ADD:
Capital Expenditures	2,693	4,770	3,792	6,647	17,902	4,122	6,661	3,314	4,073	18,170
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$3,218	$(72,474)	$(1,422)	$21,846	$(48,832)	$(2,967)	$11,738	$22,060	$29,692	$60,523
NET DEBT (CASH) [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$(22,554)	$56,828	$64,145	$50,169	$50,169	$57,263	$54,376	$34,706	$8,645	$8,645
ADD:
Cash & Cash Equivalents	53,491	48,302	39,254	54,855	54,855	41,291	41,414	48,976	61,738	61,738
Investments	99	107	98	99	99	101	98	102	101	101
TOTAL DEBT	$31,036	$105,237	$103,497	$105,123	$105,123	$98,655	$95,888	$83,784	$70,484	$70,484
DEBT AS % OF EQUITY	8%	27%	27%	27%	27%	25%	24%	20%	17%	17%
TOTAL DEBT	31,036	105,237	103,497	105,123	105,123	98,655	95,888	83,784	70,484	70,484
TOTAL SHAREHOLDERS' EQUITY	374,706	385,833	384,296	384,085	384,085	399,018	397,957	409,016	418,247	418,247
EBIT [NET INCOME LESS INCOME TAXES LESS INTEREST EXPENSE, NET]	$11,857	$11,989	$15,586	$14,694	$54,126	$13,562	$18,295	$2,092	$12,068	$46,017
LESS:
Interest expense, net	(773)	(1,232)	(887)	(1,039)	(3,930)	(1,081)	(1,017)	(1,122)	(1,038)	(4,258)
(Provision) benefit for income taxes	(3,178)	(3,261)	(3,752)	(3,370)	(13,562)	(3,896)	(6,142)	899	(1,822)	(10,960)
NET INCOME	$7,906	$7,496	$10,947	$10,285	$36,634	$8,585	$11,136	$1,869	$9,208	$30,799

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS (in thousands, except earnings per share) UNAUDITED

ADJUSTED OPERATING INCOME [OPERATING INCOME EXCLUDING LESLIE ASBESTOS AND BANKRUPTCY, INVENTORY REPOSITIONING, IMPAIRMENT AND SPECIAL CHARGES]	$13,773	$12,426	$15,739	$15,036	$56,974	$13,700	$18,479	$18,505	$15,600	$66,322
LESS:
Leslie asbestos and bankruptcy charges (recoveries)	1,001	(124)	(201)	—	676	—	—	—	—	—
Inventory repositioning charges	—	—	—	—	—	—	—	4,124	37	4,161
Impairment charges	—	—	—	—	—	—	—	10,348	—	10,348
Special charges	—	—	—	—	—	—	—	1,377	3,905	5,282
OPERATING INCOME	$12,772	$12,550	$15,940	$15,036	$56,298	$13,700	$18,479	$2,656	$11,695	$46,531
ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING LESLIE ASBESTOS AND BANKRUPTCY, INVENTORY REPOSITIONING, IMPAIRMENT AND SPECIAL CHARGES, NET OF TAX]	$0.49	$0.43	$0.62	$0.59	$2.13	$0.49	$0.64	$0.77	$0.69	$2.59
LESS:
Leslie asbestos and bankruptcy charges (recoveries), net of tax	$0.04	$—	$(0.01)	$—	$0.03	$—	$—	$—	$—	$—
Inventory repositioning charges, net of tax	$—	$—	$—	$—	$—	$—	$—	$0.17	$0.00	$0.17
Impairment charges, net of tax	$—	$—	$—	$—	$—	$—	$—	$0.43	$—	$0.43
Special charges, net of tax	$—	$—	$—	$—	$—	$—	$—	$0.06	$0.16	$0.22
EARNINGS PER COMMON SHARE (Diluted)	$0.45	$0.43	$0.63	$0.59	$2.10	$0.49	$0.64	$0.11	$0.53	$1.76

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS (in thousands, except earnings per share) UNAUDITED

EBITDA [NET INCOME LESS NET INTEREST EXPENSE, DEPRECIATION, AMORTIZATION AND INCOME TAXES]	$16,850	$16,688	$20,453	$19,572	$73,562	$18,534	$23,043	$2,092	$12,068	$65,345
LESS:
Interest expense, net	(773)	(1,232)	(887)	(1,039)	(3,930)	(1,081)	(1,017)	(1,122)	(1,038)	(4,258)
Depreciation	(3,575)	(3,921)	(3,770)	(3,820)	(15,085)	(4,008)	(3,825)	(3,932)	(3,967)	(15,732)
Amortization	(1,418)	(778)	(1,097)	(1,058)	(4,351)	(964)	(923)	(936)	(773)	(3,596)
(Provision) benefit for income taxes	(3,178)	(3,261)	(3,752)	(3,370)	(13,562)	(3,896)	(6,142)	899	(1,822)	(10,960)
NET INCOME	$7,906	$7,496	$10,947	$10,285	$36,634	$8,585	$11,136	$1,869	$9,208	$30,799
ADJUSTED EBIDTA [NET INCOME EXCLUDING LESLIE ASBESTOS AND BANKRUPTCY, INVENTORY REPOSITIONING, IMPAIRMENT AND SPECIAL CHARGES, NET INTEREST EXPENSE, DEPRECIATION, AMORTIZATION AND INCOME TAXES]	$17,851	$16,564	$20,252	$19,572	$74,238	$18,534	$23,043	$22,809	$20,750	$85,136
Leslie asbestos and bankruptcy charges (recoveries)	$(1,001)	$124	$201	$—	$(676)	$—	$—	$—	$—	$—
Inventory repositioning charges	$—	$—	$—	$—	$—	$—	$—	$(4,124)	$(37)	$(4,161)
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$(10,348)	$—	$(10,348)
Special charges	$—	$—	$—	$—	$—	$—	$—	$(1,377)	$(3,905)	$(5,282)
Interest expense, net	$(773)	$(1,232)	$(887)	$(1,039)	$(3,930)	$(1,081)	$(1,017)	$(1,122)	$(1,038)	$(4,258)
Depreciation	$(3,575)	$(3,921)	$(3,770)	$(3,820)	$(15,085)	$(4,008)	$(3,825)	$(3,932)	$(3,967)	$(15,732)
Amortization	$(1,418)	$(778)	$(1,097)	$(1,058)	$(4,351)	$(964)	$(923)	$(936)	$(773)	$(3,596)
(Provision) benefit for income taxes	$(3,178)	$(3,261)	$(3,752)	$(3,370)	$(13,562)	$(3,896)	$(6,142)	$899	$(1,822)	$(10,960)
NET INCOME	$7,906	$7,496	$10,947	$10,285	$36,634	$8,585	$11,136	$1,869	$9,208	$30,799

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF FUTURE PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS UNAUDITED

		1st Quarter 2013
		Low	High
EXPECTED ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING INVENTORY REPOSITIONING, IMPAIRMENT AND SPECIAL CHARGES, NET OF TAX]		$0.43	$0.53
LESS: REPOSITIONING RELATED CHARGES
Inventory repositioning charges, net of tax	}	$(0.15)	$(0.12)
Impairment charges, net of tax
Special charges, net of tax
EXPECTED EARNINGS PER COMMON SHARE (Diluted)		$0.28	$0.41